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                                                                    Exhibit 3(a)


                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           ELECTRO-VOICE, INCORPORATED

                     Pursuant to Sections 242 and 245 of the
                General Corporation Law of the State of Delaware


         ELECTRO-VOICE, INCORPORATED ("the Corporation"), a corporation incorporated pursuant to the General Corporation Law of the State of Delaware ("DGCL") on July 12, 1967 under the name GULL COMPANY OF BUCHANAN, INC., DOES HEREBY CERTIFY:

         1. This Restated Certificate of Incorporation restates, integrates and further amends the provisions of the Certificate of Incorporation of the Corporation to read in their entirety as follows:

         FIRST: The name of the Corporation is EV INTERNATIONAL, INC.

         SECOND: The Corporation's registered office in the State of Delaware is at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $.01 per share.

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         FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

                  (a) The number of directors of the Corporation shall be fixed by and may be altered from time to time in the manner provided in the By-Laws, and vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled, and directors may be removed, as provided in the By-Laws.

                  (b) The election of directors may be conducted in any manner approved by the stockholders at the time when the election is held and need not be by written ballot.

                  (c) All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Certificate of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

                  (d) The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the Corporation, except to the extent that the By-Laws or this Certificate of Incorporation otherwise provide.

                  (e) No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, provided that nothing contained in this Article shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or


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         omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. Notwithstanding anything contained in this Certificate to the contrary, any alteration, amendment or repeal of, or adoption of any provision inconsistent with, this Article FIFTH shall not adversely affect any rights or protection of a director of the Corporation existing hereunder in respect of any act or omission occurring prior to such alteration, amendment, repeal or adoption.

         SIXTH: The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or directors are granted subject to this reservation.

         2. This Restated Certificate of Incorporation was duly adopted by the Board of Directors by resolutions dated as of February 10, 1997 in accordance with the provisions of Sections 141(f), 242 and 245 of the General Corporation Law of the State of Delaware.

         3. This Restated Certificate of Incorporation has been approved by the written consent of holder of a majority of the common stock of the Corporation in accordance with the provisions of Sections 228(a), 242 and 245 of the General Corporation Law of the State of Delaware.



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         IN WITNESS WHEREOF, ELECTRO-VOICE, INCORPORATED has caused this
Restated Certificate of Incorporation to be signed by its President and attested by its Secretary this 10th day of February, 1997.


                                                 ELECTRO-VOICE, INCORPORATED


                                                 By: /s/ NICHOLAS E. SOMERS
                                                     --------------------------
                                                     Name: Nicholas E. Somers
                                                     Title: President

ATTEST:




By: /s/ CHRISTINE K. VANDEN BEUKEL
    ----------------------------------
    Name: Christine K. Vanden Beukel
    Title:  Secretary


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